UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

QXO, INC.

(Exact name of registrant as specified in its charter)

Delaware	16-1633636
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Five American Lane Greenwich, Connecticut	06831
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Depositary Shares, each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-281084

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the depositary shares (the “Depositary Shares”), each representing a 1/20th interest in a share of 5.50% Series B Mandatory Convertible Preferred Stock, par value $0.001 per share and liquidation preference $1,000 per share (the “Mandatory Convertible Preferred Stock”), of QXO, Inc., a Delaware corporation (the “Company”). The descriptions of the terms of the Depositary Shares and the underlying Mandatory Convertible Preferred Stock set forth under the headings “Description of Depositary Shares” and “Description of Mandatory Convertible Preferred Stock,” respectively, in the Company’s Prospectus Supplement, dated May 21, 2025, to the Prospectus, dated July 29, 2024, forming a part of the Company’s Registration Statement on Form S-3ASR (File No. 333-281084), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, are hereby incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

3.1	Fifth Amended and Restated Certificate of Incorporation of the Company, dated June 6, 2024 (incorporated herein by reference to Exhibit 3.1 to the Company’s Form 8-K Current Report filed with the SEC on June 6, 2024).

3.2	Certificate of Amendment to the Fifth Amended and Restated Certificate of Incorporation of the Company, dated June 6, 2024 (incorporated herein by reference to Exhibit 3.2 to the Company’s Form 8-K Current Report filed with the SEC on June 6, 2024).

3.3	Amended and Restated Bylaws of the Company (incorporated herein by reference to Exhibit 3.3 to the Company’s Form 8-K Current Report filed with the SEC on June 6, 2024).

3.4	Certificate of Designations, filed with the Secretary of State of the State of Delaware and effective May 27, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2025).

4.1	Form of Certificate for the 5.50% Series B Mandatory Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2025).

4.2	Deposit Agreement, dated as of May 27, 2025, among QXO, Inc., Equiniti Trust Company, LLC, as Depositary, and the record holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2025).

4.3	Form of Depositary Receipt for the Depositary Shares (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the SEC on May 27, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 27, 2025

QXO, INC.

By:	/s/ Christopher Signorello
	Name:	Christopher Signorello
	Title:	Chief Legal Officer